UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
October 1, 2026 Date of report (date of earliest event reported)
Commission File No.	Name of Registrant, State of Incorporation, Address of Principal Executive Offices, and Telephone No.	IRS Employer Identification No.
000-49965	MGE Energy, Inc. (a Wisconsin Corporation) 133 South Blair Street Madison, Wisconsin 53788 (608) 252-7000 | mgeenergy.com	39-2040501
000-1125	Madison Gas and Electric Company (a Wisconsin Corporation) 133 South Blair Street Madison, Wisconsin 53788 (608) 252-7000 | mge.com	39-0444025

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $1 Par Value Per Share	MGEE	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

MGE Energy, Inc. ☐ Madison Gas and Electric Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

MGE Energy, Inc. ☐ Madison Gas and Electric Company ☐

Item 1.01. Entry into a Material Definitive Agreement.

On October 1, 2026, MGE Energy, Inc. (MGEE) and Madison Gas and Electric Company (MGE) amended and restated their existing credit agreements originally entered into on November 8, 2022, principally to extend their respective maturity dates to October 1, 2031, and, with respect to one of MGE's credit agreements with JPMorgan Chase Bank, N.A., to increase the aggregate commitments from $90 million to $210 million. The amended and restated credit agreements otherwise have substantially the same terms, conditions, representations, covenants and events of default as the previously existing credit agreements.

MGEE Third Amended and Restated Credit Agreement.

On October 1, 2026, MGEE entered into a Third Amended and Restated Credit Agreement dated as of October 1, 2026 (the MGEE Credit Agreement), with various financial institutions, as lenders, JPMorgan Chase Bank, N.A., as administrative agent, and Bank of America, N.A. and U.S. Bank National Association, as syndication agents, which amended and restated its existing Second Amended and Restated Credit Agreement, dated as of November 8, 2022. Under the MGEE Credit Agreement, MGEE may borrow funds on a revolving credit basis, and may request letters of credit, all in a maximum amount outstanding not to exceed $50 million. The MGEE Credit Agreement has an initial term expiring on October 1, 2031. MGEE may request up to two one-year extensions of that term, which, if granted by the lenders in their sole discretion, would cause the credit agreement to expire on October 1, 2033. The MGEE Credit Agreement also allows MGEE to request increases in the aggregate commitments, and therefore the aggregate amount available for borrowing, up to an additional $25 million. Any such increase is subject to the existing lenders, new lenders, or some combination of both, agreeing in their sole discretion to increase the existing commitments or extend new commitments.

MGE Third Amended and Restated Credit Agreements.

On October 1, 2026, MGE entered into the following credit agreements:

•
a Third Amended and Restated Credit Agreement dated as of October 1, 2026 (the MGE JPM Credit Agreement and, together with the MGEE Credit Agreement, the JPM Credit Agreements), with various financial institutions, as lenders, JPMorgan Chase Bank, N.A., as administrative agent, and Bank of America, N.A. and U.S. Bank National Association, as syndication agents, which amended and restated its existing Second Amended and Restated Credit Agreement dated as of November 8, 2022. Under that credit agreement, MGE may borrow funds on a revolving credit basis, and may request letters of credit, all in a maximum amount outstanding not to exceed $210 million, increased from $90 million under the prior agreement. The MGE JPM Credit Agreement has an initial term expiring on October 1, 2031. MGE may request up to two one-year extensions of that term, which, if granted by the lenders in their sole discretion, would cause the credit agreement to expire on October 1, 2033.

•
a Third Amended and Restated Credit Agreement dated as of October 1, 2026 (the MGE USB Credit Agreement and, together with the JPM Credit Agreements, the Third Amended and Restated Credit Agreements), with various financial institutions, as lenders, U.S. Bank National Association, as administrative agent, and Associated Bank, N.A., as syndication agent, which amended and restated its existing Second Amended and Restated Credit Agreement dated as of November 8, 2022. Under the MGE USB Credit Agreement, MGE may borrow funds on a revolving credit basis in a maximum amount outstanding not to exceed $40 million. The MGE USB Credit Agreement has a term expiring on October 1, 2031.

Amended and Restated Credit Agreements.

The Third Amended and Restated Credit Agreements contain customary representations and warranties, covenants and events of default. Each of the Third Amended and Restated Credit Agreements requires the borrower thereunder to maintain a ratio of consolidated indebtedness to consolidated total capitalization not to exceed a maximum of 65%. The ratio calculation excludes assets, liabilities, revenues, and expenses included in a borrower's financial statements as the result of the consolidation of "variable interest entities."

A change of control constitutes a default under each of the Third Amended and Restated Credit Agreements. Change in control events are defined in each of the Third Amended and Restated Credit Agreements as (i) a failure by MGEE to hold 100% of the outstanding voting equity interest in MGE or (ii) the acquisition of beneficial ownership of 30% or more of the voting power of the outstanding voting stock of MGEE by one person or two or more persons acting in concert.

The foregoing descriptions of the Third Amended and Restated Credit Agreements do not purport to be complete and are qualified in their entirety by reference to the full texts of the Third Amended and
Restated Credit Agreements, which are filed as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3 hereto and are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet
Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1

Third Amended and Restated Credit Agreement dated as of October 1, 2026, among MGE Energy, Inc., the Lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and Bank of America, N.A. and U.S. Bank
National Association, as Syndication Agents.

10.2

Third Amended and Restated Credit Agreement dated as of October 1, 2026, among Madison Gas and Electric Company, the Lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and Bank of America,
N.A. and U.S. Bank National Association, as Syndication Agents.

10.3

Third Amended and Restated Credit Agreement dated as of October 1, 2026, among Madison Gas and Electric Company, the Lenders party thereto, U.S. Bank National Association, as Administrative Agent, and Associated
Bank, N.A., as Syndication Agent.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded in the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

MGE Energy, Inc. Madison Gas and Electric Company
(Registrants)

Date: October 5, 2026	/s/ Jenny L. Lagerwall
Jenny L. Lagerwall Assistant Vice President - Accounting and Controller (Chief Accounting Officer)